EXHIBIT 23.1



                       CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation by reference in this registration statement on Form S-8 of Mobius Management Systems, Inc. of our report dated July 24, 2003 relating to the financial statements and financial statement schedules which appears in the Form 10-K.



PricewaterhouseCoopers LLP
Stamford, CT
February 6, 2004